Exhibit 99.1

Overseas Shipholding Group

Announces Off-Market Share Repurchase

Tampa, FL –August 28, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) today announced that it has agreed to purchase 3,788,639 shares of the Company’s common stock from entities managed by Cyrus Capital Partners, L.P. at a price of $4.05 per share for a total consideration of $15,343,987.95 in a privately negotiated transaction. The purchase is expected to be completed today and will be paid out of OSG’s available cash. The closing price of OSG common stock in composite trading on August 25, 2023 was $4.01. The purchase is not part of the previously announced program to purchase up to $20 million of OSG common stock.

Sam Norton, OSG’s President and CEO, stated, “The opportunity offered to us by Cyrus Capital to acquire a meaningful block of OSG shares presented an attractive means for continuing our commitment to increasing shareholder value through our share repurchase strategy. The price paid in this share purchase equates to an enterprise value of roughly four times expected 2023 adjusted EBITDA, an implied valuation that we believe represents a compelling value. Through both open market purchases and opportunistic off-market transactions such as the one to be concluded today with Cyrus Capital, OSG has repurchased 16.76 million shares over the past fifteen months at an average price of $3.33 per share.”

Mr. Norton added, “The recent success of our operations and the duration of our current book of charter contracts has given OSG the appropriate level of visibility to reasonably expect a steady stream of cash flows from both our specialized and conventional trading businesses for the foreseeable future. The repurchase of shares at attractive prices is but one of several options for utilizing excess cash that our Board of Directors continuously reviews, and we look forward to reporting on future cash deployment opportunities in the quarters ahead.”

About Overseas Shipholding Group, Inc

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator in the Jones Act industry and in the Tanker Security Program. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program and for the Military Sealift Command.

OSG is committed to setting high standards of excellence for its quality, safety, and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts should be considered forward-looking statements, including but not limited to words such as “may”, “will”, “intends”, “plans”, “expects” and similar expressions. Such forward-looking statements represent the Company’s reasonable expectations with respect to future events or circumstances based on various factors and are subject to various risks, uncertainties, and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Undue reliance should not be placed on any forward-looking statements and, when reviewing any forward-looking statements, investors should carefully consider factors including, but not limited to, those risk factors discussed in the Company’s Annual Report on Form 10-K and in the Company’s subsequently filed Quarterly Reports on Form 10-Q filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statements except as may be required by law. Forward-looking statements in this press release and written and oral forward-looking statements attributable to the Company or its representatives after the date of this press release are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

Source: Overseas Shipholding Group, Inc.